[Neal&Co]

Consultants

Frank Hallam

July 26, 2005

Chief financial Officer

MAG Silver Corp

328 - 550 Burrard Street

Vancouver BC, V6C 2B5

Dear Frank,

As a result of my meeting on July 25th with you, Dan MacInnis and Mike Jones I submit  the following amendments to our agreement between Mag Silver and Neal & Company Consultants and proposed to take effect August 1, 2005.

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Gord Neal (Neal & Company) will dedicate 90% of his (its) time to MAG Silver business.

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Remuneration for services will be $9,000/month

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Neal and Company will be granted an additional 90,000 options (or an amount that is determined by MAG’s board to meet regulatory requirements)

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Bonus program –

1.

$10,000 per new analyst coverage.

2.

$10,000 for each 3 new and (non- financing associated) institutions brought to the company by Gord Neal that take a $250,000 share purchase in MAG. This program is to be shared with john Foulkes of PTM

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Neal and Company will receive a maximum $50,000 bonus for coordinating and closing any MAG financing of $5,000,000 or greater. This bonus is to be divided between Dan MacInnis (20%) and Neal & Co (30%)

Let me know if this meets our objectives

“Gordon Neal”